UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2022

Global Blood Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37539	27-4825712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

181 Oyster Point Blvd.
South San Francisco, CA 94080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 741-7700

 Not Applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On October 5, 2022 (the “Closing Date”), Global Blood Therapeutics, Inc., a Delaware corporation (“GBT”, the “Company”, “we”, “our” or “us”), completed the previously announced merger of Ribeye Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Pfizer Inc., a Delaware corporation (“Parent”), with and into GBT (the “Merger”), with GBT surviving the Merger as a wholly owned subsidiary of Parent. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of August 7, 2022 (the “Merger Agreement”), by and among Parent, Merger Sub and GBT, as previously disclosed by GBT on August 8, 2022 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Item 1.01          Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger, on the Closing Date, GBT and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of December 17, 2021 (the “Indenture”), between GBT and the Trustee, governing the Company’s 1.875% Convertible Senior Notes due 2028 (the “Notes”), of which $345 million aggregate principal amount was outstanding on August 7, 2022.

Pursuant to the terms of the Indenture, the Company was required to enter into the Supplemental Indenture in connection with the consummation of the Merger. The Supplemental Indenture provides that, at and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of Notes will be changed to a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Company’s common stock, par value $0.001 per share (“GBT Common Stock”), equal to the conversion rate immediately prior to the Merger would have owned or been entitled to receive upon the consummation of the Merger.  Accordingly, any reference in respect of a holder’s conversion rights to a share of GBT Common Stock in the Indenture shall be deemed a reference to a right to receive a cash amount equal to $68.50.

The foregoing description of the Supplemental Indenture contained in this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the Supplemental Indenture. A copy of the Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K by GBT with the SEC on December 17, 2021 and a copy of the Supplemental Indenture is filed herewith as Exhibit 4.1, and the Indenture and the Supplemental Indenture are incorporated herein by reference.

Item 1.02          Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Merger as described above, GBT terminated and repaid in full all outstanding obligations due under that certain Amended and Restated Loan Agreement, dated as of December 14, 2021 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among GBT, Biopharma Credit PLC, a public limited company incorporated under the laws of England and Wales, as collateral agent, and the lenders party thereto. GBT incurred prepayment fees of approximately $80 million related to the termination of the Loan Agreement.

Item 2.01          Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to and in accordance with the Merger Agreement, Merger Sub merged with and into GBT, with GBT surviving the merger as a subsidiary of Parent. At the Effective Time, each of the issued and outstanding shares of GBT Common Stock, other than any shares of GBT Common Stock owned by (i) the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent or (ii) stockholders of the Company who have validly exercised their statutory rights of appraisal under the Delaware General Corporation Law, was converted into the right to receive $68.50 (the “Merger Consideration”) in cash, without interest and subject to any required withholding of taxes.

In addition, at the Effective Time, (a) each stock option outstanding immediately prior to the Effective Time, whether or not vested, was canceled and converted into the right of the holder to receive (i) the excess, if any, of the Merger Consideration over the exercise price per share of GBT Common Stock of such stock option, multiplied by (ii) the number of shares of GBT Common Stock subject to such stock option immediately prior to the Effective Time; (b) each restricted stock unit and performance stock unit outstanding immediately prior to the Effective Time was canceled and converted into the right of the holder to receive (i) the Merger Consideration multiplied by (ii) the number of shares of GBT Common Stock subject to such restricted stock unit or performance stock unit (as applicable) immediately prior to the Effective Time (assuming in the case of performance stock units, that all applicable performance measures, other than those tied to a price hurdle with respect to a share of GBT Common Stock (and not relative total shareholder return), were satisfied at the greater of (x) the target level of performance and (y) the actual level of performance (measured as of the Effective Time)); and (c) all performance stock units with performance measures that were tied to a price hurdle with respect to a share of GBT Common Stock (and not relative total shareholder return) were forfeited.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K by GBT with the SEC on August 8, 2022, and is incorporated herein by reference.

The information set forth in the Introductory Note of this report is incorporated by reference in this Item 2.01.

Item 2.04          Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and Item 1.01 of this report is incorporated by reference in this Item 2.04.

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, GBT requested that The NASDAQ Stock Market LLC (“NASDAQ”) suspend trading of GBT Common Stock and file with the SEC an application on Form 25 to delist and deregister GBT Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of Common Stock from NASDAQ will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, GBT intends to file with the SEC a certification on Form 15 requesting the termination of registration of the GBT Common Stock under Section 12(g) of the Exchange Act and the suspension of GBT’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to GBT Common Stock.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 3.01.

Item 3.03          Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this report is incorporated by reference in this Item 3.03.

Item 5.01          Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of GBT occurred on the Closing Date and GBT became a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this report is incorporated by reference in this Item 5.01.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, each of the directors of GBT (Ted W. Love, M.D., Scott W. Morison, Deval L. Patrick, Mark L. Perry, Glenn F. Pierce, M.D., Ph.D., Philip A. Pizzo, M.D., Dawn A. Svoronos, Alexis A. Thompson, M.D., M.P.H., and Wendy L. Yarno) resigned from the board of directors of GBT. At the Effective Time, Deborah Baron and Andrew J. Muratore, each a director of Merger Sub immediately prior to the Effective Time, became directors of GBT. In addition, Dr. Love ceased to be the President and Chief Executive Officer of the Company, effective as of the Closing Date.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 5.02.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, in connection with the consummation of the Merger, the certificate of incorporation and bylaws of GBT were each amended and restated in their entirety. A copy of the Amended and Restated Certificate of Incorporation of GBT is filed herewith as Exhibit 3.1 and is incorporated herein by reference. A copy of the Second Amended and Restated Bylaws of GBT is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 5.03.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of August 7, 2022, by and among Pfizer Inc., Ribeye Acquisition Corp. and Global Blood Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to Global Blood Therapeutics, Inc.’s Current Report on Form 8-K filed on August 8, 2022)

3.1	Amended and Restated Certificate of Incorporation of Global Blood Therapeutics, Inc., as amended on October 5, 2022
3.2	Second Amended and Restated Bylaws of Global Blood Therapeutics, Inc., as amended on October 5, 2022
4.1	First Supplemental Indenture, dated as of October 5, 2022, between Global Blood Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as trustee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BLOOD THERAPEUTICS, INC.

Date: October 5, 2022	By:	/s/ Margaret Madden
Margaret Madden Vice President